Exhibit 10.2

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Amendment”) is entered into as of August 3, 2022 by any among Viasat Technologies Limited, a company incorporated under the laws of England (the “Borrower”), Viasat, Inc., a Delaware corporation (the “Guarantor”), JPMorgan Chase Bank, National Association, a national association organized and existing under the laws of the United States of America (in its capacity as agent for Ex-Im Bank, the “Ex-Im Facility Agent”), and the Export-Import Bank of the United States (“Ex-Im Bank”) and is made with reference to that certain Credit Agreement, dated as of March 12, 2015 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantor, the Ex-Im Facility Agent and Ex-Im Bank. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

RECITALS

WHEREAS, the Guarantor intends to acquire, directly or indirectly, 100% of the issued share capital in Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (“Inmarsat”; such acquisition the “Inmarsat Acquisition”), pursuant to that certain Share Purchase Agreement, dated as of November 8, 2021, by the shareholders of Inmarsat, the Guarantor and the other parties party thereto (together with all schedules, exhibits and annexes thereto, the “Inmarsat Acquisition Agreement”); and

WHEREAS, the Borrower has requested to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.
Initial Amendment Effective Date Amendments. Effective as of the Initial Amendment Effective Date, the Credit Agreement shall be amended as follows:
(a)
The definition of “ECA Assets” in Clause A of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

““ECA Assets” means, collectively, (a) assets or services purchased by any ECA Borrower or ECA Guarantor with the proceeds of Permitted ECA Financing and relating to the design, installation, testing, launch, manufacture or operation of the ECA Project that is the subject of such Permitted ECA Financing and insurance relating thereto, (b) assets or services required or used to launch or operate the assets referenced in the foregoing clause (a), (c) project and construction contracts and Communications Licenses and other contracts, insurance policies, licenses, consents, permits and authorizations related to the assets or services referenced in the foregoing clause (a) (in each case in clauses (a), (b) and (c) to the extent such assets or services are required by the definitive documentation with respect to any Permitted ECA Financing to be collateral for such Permitted ECA Financing), (d) Equity Interests in ECA Borrowers and ECA Guarantors and (e) any of the foregoing assets, services or Equity Interests, to the extent such assets, services and/or Equity Interests are required by the definitive documentation with respect to any subsequent Permitted ECA Financing to be collateral for such Permitted ECA Financing (whether or not such Permitted ECA Financing is for the same ECA Project).”

(b)
Clause C.9(i) of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Liens securing Permitted Additional Indebtedness (and any related banking services or cash management obligations); provided that the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (assuming the borrowing of the maximum credit thereunder) and the application of the proceeds therefrom) shall be no greater than 4.00 to 1.00;”

(c)
Clause C.13 of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Except with the consent of Ex-Im Bank, permit the Total Leverage Ratio as of the last day of any Fiscal Quarter (i) ending on or prior to December 31, 2023 to be greater than 6.50 to 1.00, (ii) ending after December 31, 2023 and on or prior to December 31, 2024 to be greater than 6.00 to 1.00 or (iii) ending after December 31, 2024 to be greater than 5.75 to 1.00; provided, however, that (a) in the event of (x) any Permitted Acquisition for which the aggregate purchase consideration exceeds $400,000,000 and/or (y) any Satellite Trigger, in either case occurring after December 31, 2024, the maximum permitted Total Leverage Ratio shall increase by 0.50 above the applicable covenant level for the six consecutive Fiscal Quarter period beginning with the Fiscal Quarter in which each such Permitted Acquisition or Satellite Trigger occurs, so long as Guarantor is in compliance on a Pro Forma Basis with this Clause C.13 at such increased level after giving effect to such Permitted Acquisition or Satellite Trigger (the aforementioned increase in such level, the “Temporary Leverage Increase”).”

2.
Subsequent Amendment Effective Date Amendments. Effective as of the Subsequent Amendment Effective Date, the Credit Agreement shall be amended as follows:
(a)
Clause C.6(e) of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Distributions made with the Available Basket Amount; provided that, with respect to any Distributions made with the Available Basket Amount, such Distributions shall only be permitted pursuant to this clause (e) so long as both immediately before and after giving effect to such payment on a Pro Forma Basis, the Senior Secured Leverage Ratio does not exceed 4.00 to 1.00 and no Event of Default exists.”

(b)
Each reference to “3.50 to 1.00” in Clause C.10(d), Clause C.10(m), Clause C.16 and Clause C.17 of Annex F to the Credit Agreement shall be replaced with a reference to “4.00 to 1.00”.
(c)
Clause C.14 of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.25 to 1.00 (the “Minimum Required Interest Coverage Ratio”); provided, however, that in the event of (a) any Permitted Acquisition for which the aggregate purchase consideration exceeds $400,000,000 and/or (b) any Satellite Trigger, the Minimum Required Interest Coverage Ratio shall be 3.00 to 1.00 for the six consecutive Fiscal Quarter period beginning with the Fiscal Quarter in which each such Permitted Acquisition or Satellite Trigger occurs, so long as Guarantor is in compliance on a Pro Forma Basis with this Clause C.14 at such decreased Minimum Required Interest Coverage Ratio after giving effect to such Permitted Acquisition or Satellite Trigger.”

(d)
Clause 1.01 of the Credit Agreement is hereby amended by inserting the following new defined term in the proper alphabetical order thereto:

““Inmarsat” shall mean Connect Topco Limited, a private company limited by shares and incorporated in Guernsey.”

(e)
Add a new Clause 1.02(g) to the Credit Agreement which reads as follows:

“For purposes of any financial calculation, leases of Inmarsat and its subsidiaries shall be accounted for in a manner consistent with the Guarantor’s lease accounting (and without regard to IFRS 16).”

(f)
Amend Clauses 11.03(a)(vi) and 11.03(a)(ix) of the Credit Agreement to replace each reference therein to “$25,000,000” with a reference to “$100,000,000”.
3.
Effectiveness of Amendments.
(a)
The amendments to the Credit Agreement set forth in Section 1 of this Amendment (but not, for the avoidance of doubt, the amendments to the Credit Agreement set forth in Section 2 of this Amendment, which amendments shall only become effective and binding in accordance with Section 3(b) of this Amendment to the extent the conditions described therein have been satisfied) shall become effective and binding upon the parties hereto, subject to satisfaction of each of the following conditions precedent (the “Initial Amendment Effective Date”):

(i)
the Ex-Im Facility Agent shall have received a copy of this Amendment, duly executed by the Borrower, the Guarantor, the Ex-Im Facility Agent and Ex-Im Bank; and
(ii)
the Ex-Im Facility Agent shall have received a certificate of a Responsible Officer of the Guarantor certifying on behalf of the Guarantor that:
A.
no Potential Default or Event of Default has occurred that is continuing on the Initial Amendment Effective Date or would exist immediately after giving effect to this Amendment;
B.
the representations and warranties set forth in Section 6 of this Amendment are true and correct in all material respects as of the Initial Amendment Effective Date;
C.
the Senior Secured Leverage Ratio as of the last day of the Fiscal Quarter ended March 31, 2022 (calculated on a Pro Forma Basis as if the Inmarsat Acquisition had been consummated on the first day of the four Fiscal Quarter period ending on such date and all contemplated Indebtedness to be incurred in connection therewith had been incurred on such date) is not greater than 4.00 to 1.00;
D.
the Total Leverage Ratio as of the last day of the Fiscal Quarter ended March 31, 2022 (calculated on a Pro Forma Basis as if the Inmarsat Acquisition had been consummated on the first day of the four Fiscal Quarter period ending on such date and all contemplated Indebtedness to be incurred in connection therewith had been incurred on such date) is not greater than 6.50 to 1.00; and
E.
the Interest Coverage Ratio as of the last day of the Fiscal Quarter ended March 31, 2022 (calculated on a Pro Forma Basis as if the Inmarsat Acquisition had been consummated on the first day of the four Fiscal Quarter period ending on such date and all contemplated Indebtedness to be incurred in connection therewith had been incurred on such date) is greater than or equal to 3.25 to 1.00.
(b)
The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall become effective and binding upon the parties hereto, subject to satisfaction, in a manner satisfactory to Ex-Im Bank, of each of the following conditions precedent (the “Subsequent Amendment Effective Date”):
(i)
the Inmarsat Acquisition shall have been consummated on or prior to earlier of (x) the date of the termination of the Inmarsat Acquisition Agreement in accordance with its terms and (y) May 30, 2023 (such earlier date, the “Inmarsat Acquisition Outside Date”);
(ii)
no Potential Default or Event of Default has occurred that is continuing on the Subsequent Amendment Effective Date or would exist immediately after giving effect to the amendments to the Credit Agreement set forth in Section 2 of this Amendment;
(iii)
the representations and warranties set forth in Section 6 of this Amendment are true and correct in all material respects as of the Subsequent Amendment Effective Date;
(iv)
the Ex-Im Facility Agent shall have received a certificate of a Responsible Officer of the Guarantor (x) attaching a detailed calculation of the Senior Secured Leverage Ratio as of the last day of the Fiscal Quarter most recently ended prior to the Subsequent Amendment Effective Date (which, to the extent the Inmarsat Acquisition was not consummated prior to such last day of such Fiscal Quarter, shall be calculated on a Pro Forma Basis as if the Inmarsat Acquisition had been consummated on the first day of the four Fiscal Quarter period ending on such date and all contemplated Indebtedness to be incurred in connection therewith had been incurred on such date) and (y) certifying on behalf of the Guarantor as to the conditions set forth in Section 3(b)(ii) and Section 3(b)(iii) of this Amendment; and
(v)
the Guarantor shall have provided Ex-Im Bank and the Ex-Im Facility Agent on a date occurring not more than 60 days, nor less than 10 Business Days prior the consummation of the Inmarsat Acquisition prior written notice of date of the Inmarsat Acquisition, together with (A) at least one (1) year of historical financial information relating to Inmarsat (including the most recent audited annual consolidated financial statements of Inmarsat), (B) the Inmarsat Acquisition Agreement, (C) quarterly projections prepared on a Pro Forma Basis and (D) such other documentation pertaining to the Inmarsat Acquisition as Ex-Im Bank may reasonably request;

provided that in no event shall the amendments to the Credit Agreement set forth in Section 2 of this Amendment become effective and binding if the Inmarsat Acquisition is not consummated on or prior to the Inmarsat Acquisition Outside Date.

4.
Certain Section 1 Amendments. To the extent the Inmarsat Acquisition is not consummated on or prior to the Inmarsat Acquisition Outside Date, the Credit Agreement shall be automatically amended, without the requirement for any consent or action by any Person, with effect from the Inmarsat Acquisition Outside Date, as follows:
(a)
Clause C.9(i) of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Liens securing Permitted Additional Indebtedness (and any related banking services or cash management obligations); provided that the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness (assuming the borrowing of the maximum credit thereunder) and the application of the proceeds therefrom) shall be no greater than 3.50 to 1.00;”

(b)
Clause C.13 of Annex F to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Except with the consent of Ex-Im Bank, permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 4.75 to 1.00; provided, however, that in the event of (a) any Permitted Acquisition for which the aggregate purchase consideration exceeds $200,000,000 and/or (b) any Satellite Trigger, the maximum permitted Total Leverage Ratio shall increase to 5.25 to 1.00 for the six consecutive Fiscal Quarter period beginning with the Fiscal Quarter in which each such Permitted Acquisition or Satellite Trigger occurs, so long as the Guarantor is in compliance on a Pro Forma Basis with this Clause C.13 at such 5.25 to 1.00 level after giving effect to such Permitted Acquisition or Satellite Trigger (the aforementioned increase in such level, the “Temporary Leverage Increase”).”

5.
Covenant. The Borrower shall promptly, and in any event within ten (10) Business Days after the occurrence thereof, provide written notice to the Ex-Im Facility Agent and Ex-Im Bank of the consummation of the Inmarsat Acquisition.
6.
Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants to Ex-Im Bank and the Ex-Im Bank Facility Agent that except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Credit Agreement, the representations and warranties made by it contained in the Credit Agreement or in any other document or documents relating thereto are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof as though made on the date hereof, and all such representations and warranties shall survive the execution and delivery of this Amendment.
7.
Miscellaneous.
(a)
Reference to and Effect on the Finance Documents. Except as amended hereby, all of the provisions of the Credit Agreement and the other Finance Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement” in the Credit Agreement or words of like import in any Finance Document shall mean and be a reference to the Credit Agreement as amended hereby and this Amendment shall be designated as a Finance Document for all purposes of the Finance Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Ex-Im Bank or the Ex-Im Bank Facility Agent under the Credit Agreement or any other Finance Document, as in effect prior to the date hereof.
(b)
Governing Law and Jurisdiction. The provisions of Section 12 (Governing Law and Jurisdiction) of the Credit Agreement are incorporated herein by this reference mutatis mutandis.
(c)
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart.
(d)
Ex-Im Bank Instruction. By countersigning this Amendment, Ex-Im Bank hereby authorizes and instructs the Ex-Im Facility Agent to execute and deliver this Agreement (including, without limitation, to agree to the amendments provided for herein).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized representatives on the day and year first above written.

VIASAT TECHNOLOGIES LIMITED

By: /s/ Paul Froelich

Name: Paul Froelich

Title: Authorized Signatory

VIASAT, INC.

By: /s/ Shawn Duffy

Name: Shawn Duffy

Title: Senior Vice President and Chief Financial Officer

[Signature Page to Sixth Amendment to Ex-Im Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Ex-Im Facility Agent

By: /s/ Paul Coleman

Name: Paul Coleman

Title: Vice President

[Signature Page to Sixth Amendment to Ex-Im Credit Agreement]

EXPORT-IMPORT BANK OF THE UNITED STATES

By: /s/ Jadranka Gerrety

Name: Jadranka Gerrety

Title: Authorized Signatory

Ex-Im Bank Transaction No. AP088346XX - United Kingdom

[Signature Page to Sixth Amendment to Ex-Im Credit Agreement]